EXHIBIT 23.3

April 12, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated February 2, 2007 on our review of interim financial information of Multi-Fineline Electronix, Inc. for the three month periods ended December 31, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2006 is incorporated by reference and included in its Registration Statement on Form S-4 dated April 12, 2007.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP